UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

FIRST MERCURY FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 762-6837

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Contract.

In connection with the announcement of its second quarter 2008 financial results, First Mercury Financial Corporation (the “Company”) previously announced that it had recorded a non-recurring charge related to, among other items, a payment to be made in connection with the termination of a consulting agreement with its founder.

On October 9, 2008, the Company and Jerome Shaw, the Company’s founder and a director and stockholder beneficially holding approximately 11% of the outstanding common stock of the Company, entered into a Termination Agreement (the “Termination Agreement”) under which the Consulting Agreement (the “Consulting Agreement”) dated as of October 17, 2006 was terminated. In connection with the termination, the Company paid Mr. Shaw $1,053,763.44 in full satisfaction of all amounts owed by the Company under the Consulting Agreement (the “Termination Payment”). The Termination Agreement provides that until October 17, 2009, (i) the Company shall continue to make a Company automobile available to Mr. Shaw; and (ii) the Company shall permit Mr. Shaw to continue to participate in the Company’s health plan, in both cases, on terms consistent with past practices.

Under its terms, the Consulting Agreement was to expire in October 17, 2009 and provided for an annual consulting fee of $1,000,000.

Under a separate non-competition and confidentiality agreement with the Company, Mr. Shaw continues to be subject to non-competition and non-solicitation covenants which will expire in June 2011. Mr. Shaw is also subject to perpetual non-disparagement and confidentiality covenants under such agreement. In addition, Mr. Shaw continues to be subject to an additional non-competition and confidentiality agreement, which expires on the date that is the later of (i) August 2012 and (ii) the date on which Mr. Shaw owns less than 5% of our fully diluted common stock.

The above summary of the Termination Agreement is qualified in its entirety by reference to the copy of the Termination Agreement attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Termination Agreement dated as of October 9, 2008 between First Mercury Financial Corporation and Jerome Shaw.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
(Registrant)
DATE: October 15, 2008	BY	/s/ John A. Marazza

John A. Marazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Termination Agreement dated as of October 9, 2008 between First Mercury Financial Corporation and Jerome Shaw.